Exhibit (t)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ashlee Steinnerd his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself or her herself might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of December, 2025.

Signature	Title

/s/ David Mihalick	Trustee
David Mihalick

/s/ Mark F. Mulhern	Trustee
Mark F. Mulhern

/s/ Thomas W. Okel	Trustee and Chair of the Board of Trustees
Thomas W. Okel

/s/ Jill E. Olmstead	Trustee
Jill E. Olmstead